UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        November 4, 2011

Syms Corp.

(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 902-9600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On November 4, 2011, Syms Corp. (the “Company”) received notice from The NASDAQ Listing Qualifications Staff (the “Staff”) stating that the Staff has determined that the Company’s securities will be delisted from The NASDAQ Stock Market LLC (the “NASDAQ”). The decision was reached by the Staff under NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1 following the Company’s announcement on November 2, 2011 that it and each of its subsidiaries filed a petition for protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Company does not plan to appeal the Staff’s determination to delist the Company’s common stock. Accordingly, trading of the Company’s common stock will be suspended at the opening of business on Tuesday, November 15, 2011, and NASDAQ will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on the NASDAQ.

The Company’s common stock may not be immediately eligible to trade in the “Pink Sheets.” The Company’s common stock may become eligible if a market maker makes an application to register in and quote such securities in accordance with SEC Rule 15c2-11 (a “Form 211”), and such application is cleared. Only a market maker, not the Company, may file a Form 211.

The Company will continue to file periodic reports with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

On November 8, 2011, the Company issued a press release with respect to the foregoing event. A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 3.01.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS
(d)       Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit 99.1 – Press Release, dated November 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMS CORP.

By:	/s/ Marcy Syms
Name: Marcy Syms
Title: Chief Executive Officer

Dated:  November 8, 2011

EXHIBIT INDEX

Exhibit 99.1 - Press Release, dated November 8, 2011.